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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                _________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         ABC BANCORP                           ABC BANCORP CAPITAL TRUST I
 (Exact name of Co-Registrant                 (Exact name of Co-Registrant
 as specified in its charter)                  as specified in its charter)

            Georgia                                      Delaware
   (State of incorporation                        (State of incorporation
       or organization)                               or organization)

           58-1456434                                       58-6451743
        (I.R.S. Employer                                 (I.R.S. Employer
      Indentification No.)                             Indentification No.)

                              24 2/nd/ Avenue, S.E.
                             Moultrie, Georgia 31768
  (Address, including zip code, of Co-Registrant's principal executive offices)

If this Form relates to the registration    If this Form relates to the registration
of a class of debt securities and is        of a class of debt securities and is to
effective upon filing pursuant to General   become effective simultaneously with
Instruction A(c)(1) please check the        the effectiveness of a concurrent regis-
following box. [X]                          Act of 1933 pursuant to General
                                            Instruction A(c)(2) please check the
                                            following box. [_]

Securities Act registration statement file numbers to which this form relates:
 333-69140
-------------------

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                      Name of Each Exchange on Which
       to be so Registered                      Each Class is to be Registered
       -------------------                      ------------------------------

___% Cumulative Trust Preferred Securities            American Stock Exchange
(and the Guarantee with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                             -----------------------
                                (Title of Class)

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Item 1. Description of Registrants' Securities to be Registered.

     For a full description of the ___% Cumulative Trust Preferred Securities (the "Trust Preferred Securities") of ABC Bancorp Capital Trust I and the guarantee (the "Guarantee") of ABC Bancorp being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Debentures," and "Description of the Guarantee" in the final prospectus to be filed by the co-registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which prospectus shall be deemed to be incorporated by reference into this registration statement on Form 8-A. The prospectus forms a part of the joint Registration Statement on Form S-3 (Registration No. 333-69140) filed by ABC Bancorp and ABC Bancorp Capital Trust I with the Securities and Exchange Commission on September 7, 2001, under the Securities Act (the "Registration Statement").

Item 2. Exhibits.

     The following exhibits are filed as a part of this registration statement:

Exhibit
Number         Description of Exhibits
------         -----------------------

2.1       -    Certificate of Trust of ABC Bancorp Capital Trust I
               (incorporated herein by reference to Exhibit 4.3 to the Registration Statement).

2.2       -    Trust Agreement of ABC Bancorp Capital Trust I (incorporated herein by reference to Exhibit 4.4 to the Registration
               Statement).

2.3       -    Form of Amended and Restated Trust Agreement of ABC Bancorp
               Capital Trust I (incorporated herein by reference to Exhibit 4.5 to the Registration Statement).

2.4       -    Form of Preferred Securities Certificate of ABC Bancorp Capital
               Trust I (incorporated herein by reference to Exhibit 4.6 to the Registration Statement which is included as Exhibit D to Exhibit
               4.5 to the Registration Statement).

2.5       -    Form of Preferred Securities Guarantee Agreement of ABC Bancorp
               Capital Trust I (incorporated herein by reference to Exhibit 4.7 to the Registration Statement).

2.6       -    Form of Indenture for Subordinated Debentures (incorporated herein by reference to Exhibit 4.1 to the Registration
               Statement).

2.7       -    Form of Subordinated Debenture (incorporated herein by reference to Exhibit 4.2 to the Registration Statement which is included as Exhibit A to Exhibit 4.1 to the Registration Statement).

                                        2

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the co-registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: November 2, 2001

                                   ABC BANCORP

                                   By:    /s/ Kenneth J. Hunnicutt
                                      ------------------------------------------
                                          Kenneth J. Hunnicutt,
                                          Chairman and Chief Executive Officer


                                   ABC BANCORP CAPITAL TRUST I

                                   By:    ABC Bancorp, as Depositor

                                   By:    /s/ Kenneth J. Hunnicutt
                                      ------------------------------------------
                                          Kenneth J. Hunnicutt,
                                          Chairman and Chief Executive Officer

                                        3

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                                  EXHIBIT INDEX

Exhibit
Number         Description of Exhibits
------         -----------------------

2.1       -    Certificate of Trust of ABC Bancorp Capital Trust I
               (incorporated herein by reference to Exhibit 4.3 to the Registration Statement).

2.2       -    Trust Agreement of ABC Bancorp Capital Trust I (incorporated herein by reference to Exhibit 4.4 to the Registration
               Statement).

2.3       -    Form of Amended and Restated Trust Agreement of ABC Bancorp
               Capital Trust I (incorporated herein by reference to Exhibit 4.5 to the Registration Statement).

2.4       -    Form of Preferred Securities Certificate of ABC Bancorp Capital
               Trust I (incorporated herein by reference to Exhibit 4.6 to the Registration Statement which is included as Exhibit D to Exhibit
               4.5 to the Registration Statement).

2.5       -    Form of Preferred Securities Guarantee Agreement of ABC Bancorp
               Capital Trust I (incorporated herein by reference to Exhibit 4.7 to the Registration Statement).

2.6       -    Form of Indenture for Subordinated Debentures (incorporated herein by reference to Exhibit 4.1 to the Registration
               Statement).

2.7       -    Form of Subordinated Debenture (incorporated herein by reference to Exhibit 4.2 to the Registration Statement which is included as Exhibit A to Exhibit 4.1 to the Registration Statement).